UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The Executive Compensation Committee of the Board of Directors of ADESA, Inc. (the “Company”) approved the annual base salaries, effective June 1, 2006, of the named executive officers listed below after a review of performance and competitive market data.

Name	Title	Base Salary Effective June 1, 2006
David G. Gartzke	Chairman and Chief Executive Officer	$650,000

Cameron C. Hitchcock	Executive Vice President, Chief Financial Officer and President of Dealer Services Group	$381,100

Bradley A. Todd	Executive Vice President and President of Auction Services Group	$332,800

George J. Lawrence	Executive Vice President, General Counsel and Corporate Secretary	$332,800

1.02.                     Termination of a Material Definitive Agreement.

The information relating to Cheryl Munce contained in Item 8.01 is incorporated by reference in response to this Item 1.02.

8.01.                     Other Events.

Cheryl Munce, former Executive Vice President of the Company and President of ADESA Impact, elected to depart from the Company on May 26, 2006. Brian Warner, former Vice President of the Company and President of ADESA Canada Corporation, departed the Company on May 19, 2006. Ms. Munce and Mr. Warner allege that they have been “constructively dismissed” under Canadian law. The Company does not agree, and litigation may result.

In connection with the previously announced organizational realignment of the Company, Mr. Warner was offered a senior leadership position with the Company. Mr. Warner declined to accept the offer and elected to depart the Company. After failing to agree on the terms of a severance package, the Company implemented a compensation and benefits package for Mr. Warner that the Company believes satisfies any obligations the Company may have to Mr. Warner. In general, Mr. Warner will receive the following:

(a)                                  payments based on Mr. Warner’s previous salary and bonus opportunity running through the end of August 2007 (subject to certain reductions if Mr. Warner obtains alternative employment);

(b)                                 the retention of 9,075 previously granted restricted stock units and 106,232 stock options (the exercise period of the stock options will be extended beyond the extension period generally granted to departing employees); and

(c)                                  other compensation payments and benefits, including, without limitation, certain insurance benefits, cash payments equivalent to the premium costs of certain supplemental insurance coverages, an amount representing the 2006 supplemental executive retirement plan contribution to Mr. Warner and eligibility for utilization of Mr. Warner’s executive perquisite allowance for a certain amount of time.

The Company has implemented the above-described compensation and benefits package and will provide such compensation and benefits, subject to certain limitations. Mr. Warner has indicated that he may initiate legal proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 2, 2006	ADESA, INC.

/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President, Chief Financial Officer
and President of Dealer Services Group